As filed with the Securities and Exchange Commission on September 17, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORENERGY INFRASTRUCTURE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-3431375
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1100 Walnut, Ste. 3350 Kansas City, MO 64106 (816) 875-3705
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CorEnergy Infrastructure Trust, Inc. Director Compensation Plan (Full title of the plan)

David J. Schulte President and Chief Executive Officer 1100 Walnut, Suite 3350 Kansas City, Missouri 64106 (816) 875-3705
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Steven F. Carman, Esq. Husch Blackwell LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	100,000	$7.855	$785,500.00	$101.17

(1)
This Registration Statement covers 100,000 shares authorized to be issued under the CorEnergy Infrastructure Trust, Inc. Director Compensation Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on September 15, 2014.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

____________________

*
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the CorEnergy Infrastructure Trust, Inc. Director Compensation Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents, filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated herein by reference:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 18, 2014, as amended by Amendment No. 1 thereto on Form 10-K/A filed on March 19, 2014 and Amendment No. 2 thereto on Form 10-K/A filed on March 31, 2014.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 12, 2014.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 11, 2014.

•	The Company’s Current Reports on Form 8-K dated and filed on the following dates:

Dated	Filed
January 3, 2014	January 6, 2014
January 8, 2014	January 8, 2014
January 13, 2014	January 14, 2014
January 14, 2014*	January 14, 2014*
January 15, 2014*	January 16, 2014*
January 21, 2014*	January 22, 2014*
January 24, 2014	January 28, 2014
February 27, 2014	February 28, 2014
April 30, 2014	May 1, 2014
May 28, 2014	May 30, 2014
July 31, 2014	July 31, 2014

*	Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this Registration Statement.

•	The description of our common stock included in our registration statement on Form 8-A filed on February 1, 2007, and any amendment or report filed for the purpose of updating such description.

Any document which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Maryland corporation. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our Charter authorizes us, and our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company or a predecessor of our Company.

Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

These provisions do not limit or eliminate our rights or the rights of any of our stockholders to seek nonmonetary relief such as an injunction or rescission in the event any of our directors or officers breaches his or her duties. These provisions will not alter the liability of our directors or officers under federal securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.	Description
4.1	Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc. (a)
4.2	Second Amended and Restated Bylaws (b)
4.3	Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc. (a)
5.1	Opinion of Venable LLP*
10.1	CorEnergy Infrastructure Trust, Inc. Director Compensation Plan (c)
10.2	Amendment No. 1 to CorEnergy Infrastructure Trust, Inc. Director Compensation Plan*
23.1	Consent of Venable LLP (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of McGladrey LLP*
23.4	Consent of Cooper, Travis & Company, PLC*
24.1	Power of Attorney (included in signature page of this Registration Statement)*

(a)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on January 14, 2014.**

(b)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on July 31, 2013.**

(c)    Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 11, 2014.

*    Filed herewith.

**    SEC File No. 1-33292

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, CorEnergy Infrastructure Trust, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 17th day of September, 2014.

CORENERGY INFRASTRUCTURE TRUST, INC.
By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Schulte and Rebecca M. Sandring and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature:	/s/ David J. Schulte
David J. Schulte
Title:	Chief Executive Officer and President
(Principal Executive Officer)
Date:	September 17, 2014

Signature:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Title:	Chief Accounting Officer
(Principal Financial and Accounting Officer)
Date:	September 17, 2014

Signature:	/s/ Richard C. Green
Richard C. Green
Title:	Chairman of the Board
Date:	September 17, 2014

Signature:	/s/ Barrett Brady
Barrett Brady
Title:	Director
Date:	September 17, 2014

Signature:	/s/ Conrad S. Ciccotello
Conrad S. Ciccotello
Title:	Director
Date:	September 17, 2014

Signature:	/s/ Catherine A. Lewis
Catherine A. Lewis
Title:	Director
Date:	September 17, 2014

Signature:	/s/ Charles E. Heath
Charles E. Heath
Title:	Director
Date:	September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc. (a)
4.2	Second Amended and Restated Bylaws (b)
4.3	Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc. (a)
5.1	Opinion of Venable LLP*
10.1	CorEnergy Infrastructure Trust, Inc. Director Compensation Plan (c)
10.2	Amendment No. 1 to CorEnergy Infrastructure Trust, Inc. Director Compensation Plan*
23.1	Consent of Venable LLP (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of McGladrey LLP*
23.4	Consent of Cooper, Travis & Company, PLC*
24.1	Power of Attorney (included in signature page of this Registration Statement)*

(a)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on January 14, 2014.**

(b)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on July 31, 2013.**

(c)    Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 11, 2014.

*    Filed herewith.

**    SEC File No. 1-33292